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                        Consent of Independent Auditors

We consent to the incorporation by reference in the previously filed Registration Statements (Form S-8, No.'s 333-60629 and 33-70714) of our report dated March 9, 2001, with respect to the consolidated financial statements of Dexterity Surgical, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP


San Antonio, Texas
March 29, 2001